UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2023

CARVANA CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38073	81-4549921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 E. Rio Salado Parkway

Tempe, Arizona 85281

(Address of Principal Executive Offices, and Zip Code)

(602) 852-6604

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On March 22, 2023, Carvana Co. (“the Company”) announced the launch of offers to eligible holders of its 5.625% Senior Notes due 2025 (the “2025 Notes”); 5.500% Senior Notes due 2027 (the “2027 Notes”); 5.875% Senior Notes due 2028 (the “2028 Notes”); 4.875% Senior Notes due 2029 (the “2029 Notes”); and 10.250% Senior Notes due 2030 (the “2030 Notes”, and together with the 2025 Notes, the 2027 Notes, the 2028 Notes and the 2029 Notes, the “Existing Notes”) to exchange (the “Exchange Offers”) any and all of their Existing Notes for up to an aggregate principal amount of $1,000,000,000 (subject to increase or decrease by the Company) of new 9.0%/12.0% Cash/PIK Toggle Senior Secured Second Lien Notes due 2028. Eligible holders received an exchange offer memorandum (the “Exchange Offer Memorandum”), which contains certain estimated unaudited results for the three months ending March 31, 2023. Such estimated unaudited results are furnished under the heading “Expected Unaudited Results” in the excerpt from the Exchange Offer Memorandum furnished hereto as Exhibit 99.1.

The estimated unaudited results for the three months ending March 31, 2023 reflect the Company’s preliminary estimates with respect to such results based on currently available information, are not a comprehensive statement of its financial results and are subject to completion of its financial closing procedures. The Company’s financial closing procedures for the three months ending March 31, 2023 are not yet complete and, as a result, its actual results may differ materially from these estimates. The preliminary estimates have been prepared by, and are the responsibility of, management. Grant Thornton LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the estimated preliminary financial information. Accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. The estimated unaudited results should not be viewed as a substitute for the Company’s full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Further, the estimated unaudited results for the three months ending March 31, 2023 are not necessarily indicative of the results to be expected in any future period as a result of various factors.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing of the Company under the U.S. Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On March 22, 2023, the Company issued a press release announcing the commencement of the Exchange Offers. A copy of this press release is attached hereto as Exhibit 99.2, and the information contained therein is incorporated herein by reference.

Forward-Looking Statements

Forward-looking statements in this Form 8-K regarding the Exchange Offer and all other statements that are not historical facts. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” or “likely,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Information provided to Eligible Holders.

99.2	Press Release Announcing Exchange Offers Issued by Carvana Co., dated March 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2023	CARVANA CO.

	By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Chief Financial Officer